Exhibit 3(ii)

BY-LAWS

of

MILLIPORE CORPORATION

SECTION 1.

Articles of Organization

The name and purposes of the corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization and the Articles of Organization as from time to time in effect are hereby made a part of these By-Laws. All references in these By-Laws to the Articles of Organization of the corporation shall be construed to mean the Articles of Organization as from time to time in effect.

SECTION 2.

Stockholders

2.1. Annual Meeting.    The annual meeting of the stockholders shall be held on such date within six months of the end of the fiscal year of the Corporation as shall have been designated annually by the Board of Directors. If the date so designated be a legal holiday at the place where the meeting is to be held, the meeting shall be held on the next succeeding day not a legal holiday at such place. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the chairman of the board, the president or by the directors.

2.2. Special Meeting in Lieu of Annual Meeting.    If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the stockholders may be held in lieu thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called as provided in Section 2.3.

2.3. Special Meetings.    A special meeting of the stockholders may be called at any time by the chairman of the board, the president or by the directors. A special meeting of the stockholders shall also be called by the clerk (or, in the case of the death, absence, incapacity or refusal of the clerk, by any other officer) upon written application of one or more stockholders who hold at least four-tenths part in interest of the capital stock entitled to vote at the meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.4. Place of Meetings.    All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or at such other place within the United States as shall be fixed by the chairman of the board, the president or the board of directors. Any adjourned session of any meeting of the stockholders shall be held within the United States at the place designated in the vote of adjournment.

2.5. Notice of Meetings.    A written notice of each meeting of stockholders, stating the place, date, hour and purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-Laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the clerk or an assistant clerk or by an officer designated by the directors. Whenever notice of a meeting is required to be given to a stockholder under any provision of the Business Corporation Law of the Commonwealth of Massachusetts or of the Articles of Organization or these By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

2.6. Quorum of Stockholders.    At any meeting of the stockholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, except when a larger quorum is required by law, by the Articles of Organization or by these By-Laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.7. Action by Vote.    When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-Laws.

2.8. Voting.    Stockholders entitled to vote shall have one vote for each share of stock held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. No ballot shall be required for any vote for election unless requested by a stockholder present or represented at the meeting and entitled to vote in such election. The corporation shall not, directly or indirectly, vote any share of its own stock.

2.9. Consent to Action by Written Consent.    Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

2.10. Proxies.    To the extent permitted by law, stockholders entitled to vote may vote either in person or by written proxy. No proxy dated more than six months before the meeting named therein shall be valid. All proxies shall be filed with the clerk of the meeting before being voted. Unless otherwise specified or limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

2.11 Notice of Nominations and Stockholder Business.    Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders at a meeting of stockholders may be (i) specified in the notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the meeting by or at the direction of the board of directors or (iii) in the case of an annual meeting of stockholders, properly brought before the meeting by a stockholder entitled to vote at such meeting. In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the clerk. To be timely, a stockholder’s notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the clerk not later than 90 days nor earlier than 120 days before the anniversary of the date of the first mailing of the corporation’s proxy statement for the immediately preceding year’s annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held before or after the anniversary of the preceding annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Each such notice to the clerk shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each nominee proposed by such stockholder, such information as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the board of directors, and shall include a consent signed by each such nominee to being named in the proxy statement as a nominee and to serve as a director of the corporation if so elected and a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (b) as to any other business that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting with respect to such business, the reasons for conducting such business at the annual meeting and any material interest of the stockholder and any other person, if any, on whose behalf the proposal is made in such business, (c) the name and address of record of the stockholder proposing such nomination or other business and any other person, if any, on whose behalf the proposal is being made, (d) the number of shares of the corporation that are beneficially owned by the stockholder and any other person, if any, on whose behalf the proposal is being made and (e) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such nomination or other business. In the event that a stockholder attempts to nominate any person or bring business before a meeting without complying with the procedures set forth in this Section 2.11, such person shall not be nominated and shall not stand for election at such meeting, or such business shall not be transacted at such meeting, as the case may be. The chairman of the board shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or other business is not proposed in accordance with this Section 2.11, to declare that such defective proposal shall be disregarded. For purposes of this Section 2.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

SECTION 3.

Board of Directors

3.1. Number.    At the annual meeting of stockholders, such stockholders as have the right to vote for the election of directors shall fix the number of directors at not less than three and shall elect the number of directors so fixed. The number of directors may be increased at any time or from time to time either by the stockholders or by the directors by vote of a majority of the directors then in office. The number of directors may be decreased to any number permitted by law at any time or from time to time either by the stockholders or by the directors by a vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more directors. No director need be a stockholder.

3.2. Staggered Terms.    The directors shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III, respectively, in accordance with the provisions of Section 50A of Chapter 156B of the Massachusetts General Laws. Subject to the transitional provisions provided thereinfor the initial election of Class I and Class II directors, each Class of directors shall hold office until the annual meeting of the stockholders held in the third year following the year of election and until their respective successors are duly elected and qualified, or until their sooner death, resignation, removal or disqualification.

3.3. Powers.    Except as reserved to the stockholders by law, by the Articles of Organization or by these By-Laws, the business of the corporation shall be managed by the board of directors who shall have and may exercise all of the powers of the corporation. In particular, and without limiting the generality of the foregoing, the directors may at any time issue all or, from time to time, any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

3.4. Committees.    The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee and other committees and may delegate to any such committee or committees some or all of the powers of the directors except those powers which by law, by the Articles of Organization or by these By-Laws, they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the conduct of business by the board of directors. The board of directors shall have power to rescind any vote, resolution or other action of any committee, provided that the rights of third parties shall not be impaired by such recission.

3.5. Regular Meetings.    Regular meetings of the directors may be held without call or notice at such places and at such times as the directors may, from time to time, determine provided that reasonable notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

3.6. Special Meetings.    Special meeting of the board of directors may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the board, the president or by two or more directors, reasonable notice thereof being given to each director by the secretary or an assistant secretary or, if there be none, by the clerk or an assistant clerk, or by the officer or one of the directors calling the meeting.

3.7. Notice.    It shall be sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purpose of the meeting.

3.8. Quorum.    At any meeting of the board of directors a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.9. Action by Vote.    When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these By-Laws.

3.10. Action by Written Consent.    Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the board of directors. Such consents shall be treated for all purposes as a vote taken at a meeting.

3.11. Participation Through Communications Equipment.    Unless otherwise provided by law or the Articles of Organization, members of the board of directors may participate in a meeting of such board through conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

SECTION 4.

Officers and Agents

4.1. Enumeration; Qualification.    The officers of the corporation shall be a president, a treasurer, a clerk, and such other officers, including, without limitation, a chairman of the board, one or more grades and number of vice-presidents, assistant treasurers and assistant clerks as the board of directors from time to time, may in their discretion elect or appoint. In addition, the corporation shall have such other officers as may be appointed by management in accordance with these By-Laws. The corporation may also have such agents, if any, as the board of directors from time to time, may in their discretion appoint. The chairman of the board shall be a director and the president may, but need not be a director. The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

4.2. Powers.    Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the board of directors may from time to time designate.

4.3. Election.    The chairman of the board, if any, the president, the treasurer and the clerk shall be elected annually by the board of directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the board of directors at said meeting or at any other time.

4.4. Tenure.    Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the chairman of the board, if any, the president, the treasurer and the clerk shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders, unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the board of directors.

4.5. Chief Executive Officer.    The chief executive officer of the corporation shall be the chairman of the board, the president or such other officer as is designated by the board of directors. If no such designation is made, the president shall be the chief executive officer. The chief executive officer shall, subject to the control of the board of directors, have general charge and supervision of the business of the corporation and, except as the board of directors shall otherwise determine, shall preside at all meetings of the stockholders and of the directors. Unless otherwise determined by the board of directors, the chief executive officer shall have the authority to appoint such officers, in addition to those enumerated in Section 4.1 as being elected or appointed by the board of directors, as he shall deem appropriate and to define their respective duties and powers.

4.6. Chairman of the Board.    If a chairman of the board of directors is elected, he shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the board of directors.

4.7. President and Vice Presidents.    The president shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the board of directors.

The vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors. Unless the board of directors otherwise determines, one vice president shall be designated as the chief financial officer of the corporation and, as such, shall be the chief financial and accounting officer of the corporation and shall have the duties and powers commonly incident thereto.

4.8. Treasurer and Assistant Treasurers.    The treasurer shall have general responsibility for the corporate treasury function and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the board of directors.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors.

4.9. Clerk and Assistant Clerks.    The clerk shall record all proceedings of the stockholders in a book or series of books to be kept for that purpose, which book or books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its clerk and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the clerk from any meeting of stockholders, an assistant clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the clerk shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held by each. If no secretary is elected, the clerk shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof.

Any assistant clerks shall have such other duties and powers as shall be designated from time to time by the board of directors.

4.10. Secretary and Assistant Secretaries.    If a secretary is elected, he shall keep a true record of the proceedings of all meetings of the directors, and in his absence from any such meeting an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

Any assistant secretaries shall have such other duties and powers as shall be designated from time to time by the board of directors.

SECTION 5.

Resignations and Removals

5.1. Resignations.    Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, the president, the treasurer or the clerk or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

5.2. Removal of Directors.    A director (including persons elected by directors to fill vacancies in the board) may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares issued, outstanding and entitled to vote in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class, or (b) with cause by the vote of a majority of the directors then in office.

5.3. Removal of Officers.    The board of directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office.

5.4. Rights of Affected Parties.    A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. No director or officer resigning, and (except where a right to receive compensation shall be expressly provided for in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless in the case of a resignation, the board of directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

5.5. Termination etc. of Agents.    The board of directors may at any time, by vote of a majority of the directors present and voting, terminate or modify the authority of any agent or other representative.

SECTION 6.

Vacancies

Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled by the stockholders or, in the absence of stockholder action, by the directors by vote of a majority of the directors then in office. If the office of any member of a committee of the board becomes vacant, the board of directors may, by vote of a majority of the directors then in office, elect a successor. If the office of any officer becomes vacant, the directors may elect or appoint a successor by vote of a majority of the directors present. Each such successor shall hold office for the unexpired term and until his successor is chosen and qualified, or until he sooner dies, resigns, is removed or becomes disqualified. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

SECTION 7.

Capital Stock

7.1. Number and Par Value.    The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

7.2. Fractional Shares.    The corporation shall not issue fractional shares of stock but may issue script in registered or bearer from which shall entitle the holder to receive a certificate for a full share upon surrender of such script equal, in the aggregate, to a full share, the terms and conditions and manner of issue of such script to be fixed by the board of directors.

7.3. Stock Certificates.    Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will, upon written request, furnish a copy thereof to the holder of such certificate without charge.

Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will, upon written request, furnish a copy thereof to the holder of such certificate without charge.

7.4. Loss of Certificates.    In the case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the board of directors may prescribe.

SECTION 8.

Transfer of Shares of Stock

8.1. Transfer on Books.    Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

It shall be the duty of each stockholder to notify the corporation of his post office address.

8.2. Record Date and Closing Transfer Books.    The board of directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed:

(1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given.

(2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

SECTION 9.

Indemnification of Directors and Officers

The corporation shall, to the full extent permitted by law, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, direct or indirect, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director, officer or trustee, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

SECTION 10.

Corporate Seal

The seal of the corporation shall, subject to alteration by the board of directors, consist of a flatfaced circular die with the word “Massachusetts”, together with the name of the corporation and the year of its organization, cut or engraved thereon.

SECTION 11.

Execution of Papers

Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, the president, any vice president or the treasurer.

SECTION 12.

Voting of Securities

Unless otherwise ordered by the board of directors, the chairman of the board, the president, any senior vice president or the treasurer may waive notice of, appoint any person or persons to act as proxy or attorney-in-fact (with or without power of substitution), or attend and act for the corporation at, any meeting of stockholders, partners or investors of any other corporation, partnership, joint venture or organization, the securities of which are held by this corporation.

SECTION 13.

Control Share Acquisitions

Until otherwise provided by amendment to the Articles of Organization, by amendment of these By-Laws or by other appropriate corporate action, the provisions of Chapter 110D of Chapter l56B of the General Laws of Massachusetts (the so-called “Control Share Acquisitions Act”) shall not be applicable to acquisitions of shares of stock of the Corporation.

SECTION 14.

Fiscal Year

Except as from time to time otherwise determined by the board of directors, the fiscal year of the corporation shall be the twelve months ending on the last day of December.

SECTION 15.

Amendments

Subject to any applicable requirements and restrictions of law, these By-Laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the stockholders. These By-Laws may also be altered, amended or repealed by the board of directors, by vote of a majority of the directors then in office, except that the board of directors may not amend, alter or repeal any provision hereof which by law, the Articles of Organization or these By-Laws requires the action of the stockholders. No provisions of this Section 15 may be amended by the board of directors.

In the event of any alteration, amendment or repeal by the board of director of the provisions of these By-Laws, notice thereof, stating the substance of such change, shall be given to all stockholders of the corporation entitled to vote on amending the By-Laws, not later than the time of giving notice of the meeting of stockholders next following such alteration, amendment or repeal.

Any By-Law so altered, amended or repealed by the board of directors may be further altered, amended, repealed or reinstated by the stockholders in the above manner.